Exhibit 99.1
Caterpillar Inc.
3Q 2019 Earnings Release

October 23, 2019

FOR IMMEDIATE RELEASE

Caterpillar Reports Third-Quarter 2019 Results

	Third Quarter			Highlights:
($ in billions except profit per share)	2019	2018	●	Sales and revenues down 6%; profit per share down 8%
Sales and Revenues	$12.8	$13.5	●	Returned about $1.8 billion in share repurchases and dividends
Profit Per Share	$2.66	$2.88	●	Full-year profit per share outlook range lowered to $10.90 to $11.40
DEERFIELD, Ill. – Caterpillar Inc. (NYSE: CAT) today announced third-quarter 2019 sales and revenues of $12.8 billion, a 6% decrease compared with $13.5 billion in the third quarter of 2018. Third-quarter 2019 profit per share was $2.66, compared with $2.88 profit per share in the third quarter of 2018.
The primary driver of the decline in sales and revenues was a $1.2 billion movement in dealers’ inventories. Dealers decreased their inventories about $400 million during the third quarter of 2019, after increasing their inventories about $800 million during the third quarter of 2018.
During the third quarter of 2019, the company made a $1.5 billion discretionary pension contribution financed from proceeds of a debt issuance. As a result, Machinery, Energy & Transportation (ME&T) operating cash flow was negative $188 million. The company also repurchased $1.2 billion of Caterpillar common stock and paid dividends of $0.6 billion in the third quarter of 2019. The enterprise cash balance at the end of the third quarter of 2019 was $7.9 billion.
“Our volumes declined as dealers reduced their inventories, and end-user demand, while positive, was lower than our expectations,” said Caterpillar Chairman and CEO Jim Umpleby. “We remain focused on executing our strategy and continuing to achieve our Investor Day targets for margin improvement and free cash flow.”
2019 Outlook
The company is lowering its full-year profit per share outlook range to $10.90 to $11.40, compared to the previous outlook which was at the low end of the $12.06 to $13.06 range. Both ranges include the first-quarter $0.31 per share discrete tax benefit. The revised guidance now assumes modestly lower sales in 2019. The company remains focused on maintaining a competitive and flexible cost structure, including managing production levels.
“In the fourth quarter, we now expect end-user demand to be flat and dealers to make further inventory reductions due to global economic uncertainty,” said Umpleby. “Caterpillar’s improved lead times, along with these dealer inventory reductions, will enable us to respond quickly to positive or negative developments in the global economy in 2020. We are expanding our offerings and investing in services, including digital capabilities, to drive long-term profitable growth, while continuing to achieve our Investor Day targets for improved financial performance.”

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The outlook does not include a mark-to-market gain or loss for remeasurement of pension and other postemployment benefit plans, which will be excluded from adjusted profit per share in the fourth quarter of 2019 along with any other material discrete items.

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the third quarter of 2018 (at left) and the third quarter of 2019 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues of $12.758 billion in the third quarter of 2019 decreased $752 million, or 6%, compared with $13.510 billion in the third quarter of 2018. The decline was due to lower sales volume driven by the unfavorable impact from changes in dealer inventories, partially offset by higher end-user demand across the three primary segments. Dealers decreased machine and engine inventories about $400 million during the third quarter of 2019, compared with an increase of about $800 million during the third quarter of 2018. Sales decreased across the three primary segments and in all regions except for Latin America, which was about flat.

Sales and Revenues by Segment
(Millions of dollars)	Third Quarter 2018	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Third Quarter 2019	$ Change	% Change

Construction Industries	$5,683	$(358)	$26	$(47)	$(15)	$5,289	$(394)	(7%)
Resource Industries	2,638	(389)	50	(20)	32	2,311	(327)	(12%)
Energy & Transportation	5,555	31	11	(57)	(88)	5,452	(103)	(2%)
All Other Segment	113	(9)	—	(1)	8	111	(2)	(2%)
Corporate Items and Eliminations	(1,226)	(26)	(1)	1	63	(1,189)	37
Machinery, Energy & Transportation	12,763	(751)	86	(124)	—	11,974	(789)	(6%)

Financial Products Segment	845	—	—	—	20	865	20	2%
Corporate Items and Eliminations	(98)	—	—	—	17	(81)	17
Financial Products Revenues	747	—	—	—	37	784	37	5%

Consolidated Sales and Revenues	$13,510	$(751)	$86	$(124)	$37	$12,758	$(752)	(6%)

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Third Quarter 2019
Construction Industries	$2,728	3%	$413	12%	$1,048	(6%)	$1,086	(29%)	$5,275	(7%)	$14	(52%)	$5,289	(7%)
Resource Industries	789	(7%)	349	(18%)	396	(31%)	645	(6%)	2,179	(14%)	132	32%	2,311	(12%)
Energy & Transportation	2,129	(8%)	378	15%	1,224	4%	831	10%	4,562	—%	890	(9%)	5,452	(2%)
All Other Segment	1	(93%)	6	—%	8	100%	12	(33%)	27	(27%)	84	11%	111	(2%)
Corporate Items and Eliminations	(62)		1		(7)		(1)		(69)		(1,120)		(1,189)
Machinery, Energy & Transportation	5,585	(3%)	1,147	2%	2,669	(7%)	2,573	(14%)	11,974	(6%)	—	—%	11,974	(6%)

Financial Products Segment	560	—%	79	16%	102	1%	124	6%	865	2%	—	—%	865	2%
Corporate Items and Eliminations	(43)		(15)		(8)		(15)		(81)		—		(81)
Financial Products Revenues	517	4%	64	14%	94	(1%)	109	10%	784	5%	—	—%	784	5%

Consolidated Sales and Revenues	$6,102	(3%)	$1,211	2%	$2,763	(7%)	$2,682	(13%)	$12,758	(6%)	$—	—%	$12,758	(6%)

Third Quarter 2018
Construction Industries	$2,646		$369		$1,109		$1,530		$5,654		$29		$5,683
Resource Industries	849		427		574		688		2,538		100		2,638
Energy & Transportation	2,309		330		1,180		758		4,577		978		5,555
All Other Segment	15		—		4		18		37		76		113
Corporate Items and Eliminations	(40)		1		(5)		1		(43)		(1,183)		(1,226)
Machinery, Energy & Transportation	5,779		1,127		2,862		2,995		12,763		—		12,763

Financial Products Segment	559		68		101		117		845		—		845
Corporate Items and Eliminations	(62)		(12)		(6)		(18)		(98)		—		(98)
Financial Products Revenues	497		56		95		99		747		—		747

Consolidated Sales and Revenues	$6,276		$1,183		$2,957		$3,094		$13,510		$—		$13,510

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the third quarter of 2018 (at left) and the third quarter of 2019 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation's other operating (income) expenses.
Operating profit for the third quarter of 2019 was $2.020 billion, a decrease of $115 million, or 5%, compared with $2.135 billion in the third quarter of 2018. The decrease was primarily due to lower sales volume. This decrease was partially offset by favorable price realization and lower selling, general and administrative (SG&A) and research and development (R&D) expenses.
Favorable price realization continued to offset manufacturing costs and lower SG&A/R&D expenses were mostly due to a reduction in short-term incentive compensation expense.
Operating profit margin was 15.8% for both the third quarters of 2019 and 2018.

Profit by Segment
(Millions of dollars)	Third Quarter 2019	Third Quarter 2018	$ Change	% Change
Construction Industries	$940	$1,058	$(118)	(11%)
Resource Industries	311	414	(103)	(25%)
Energy & Transportation	1,021	973	48	5%
All Other Segment	(21)	(10)	(11)	(110%)
Corporate Items and Eliminations	(363)	(371)	8
Machinery, Energy & Transportation	1,888	2,064	(176)	(9%)

Financial Products Segment	218	201	17	8%
Corporate Items and Eliminations	21	(30)	51
Financial Products	239	171	68	40%

Consolidating Adjustments	(107)	(100)	(7)

Consolidated Operating Profit	$2,020	$2,135	$(115)	(5%)

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Other Profit/Loss and Tax Items
The provision for income taxes for the third quarter of 2019 reflected an estimated annual tax rate of 26%, compared with 24% for the third quarter of 2018. The increase was largely driven by the application of U.S. tax reform provisions to the earnings of certain non-U.S. subsidiaries, which do not have a calendar fiscal year-end. These provisions did not apply to these subsidiaries in 2018.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2019	$ Change	% Change
Total Sales	$5,683	$(358)	$26		$(47)	$(15)	$5,289	$(394)	(7%)

Sales by Geographic Region
	Third Quarter 2019	Third Quarter 2018	$ Change		% Change
North America	$2,728	$2,646	$82		3%
Latin America	413	369	44		12%
EAME	1,048	1,109	(61)		(6%)
Asia/Pacific	1,086	1,530	(444)		(29%)
External Sales	5,275	5,654	(379)		(7%)
Inter-segment	14	29	(15)		(52%)
Total Sales	$5,289	$5,683	$(394)		(7%)

Segment Profit
	Third Quarter 2019	Third Quarter 2018	Change		% Change
Segment Profit	$940	$1,058	$(118)		(11%)
Segment Profit Margin	17.8%	18.6%	(0.8	pts)

Construction Industries’ total sales were $5.289 billion in the third quarter of 2019, a decrease of $394 million, or 7%, compared with $5.683 billion in the third quarter of 2018. The decrease was due to lower sales volume driven by the unfavorable impact from changes in dealer inventories, partially offset by higher end-user demand for construction equipment. Dealers increased inventories during the third quarter of 2018, compared with a decrease in the third quarter of 2019.

▪	In North America, sales increased primarily due to favorable price realization and higher demand for equipment, mostly to support road and non-residential building construction activities.

▪	Sales were higher in Latin America, but construction activities remained at low levels.

▪	In EAME, the sales decrease was primarily due to currency impacts related to the euro. Unfavorable price realization and lower sales volume also contributed to the decrease.

▪	Sales in Asia/Pacific were lower across most of the region primarily due to lower demand in China, including unfavorable changes in dealer inventories, amid continued competitive pressures.
Construction Industries’ profit was $940 million in the third quarter of 2019, a decrease of $118 million, or 11%, compared with $1.058 billion in the third quarter of 2018. The decrease was primarily due to lower sales volume, partially offset by lower SG&A/R&D expenses and favorable price realization. Lower SG&A/R&D expenses were primarily due to lower short-term incentive compensation expense.

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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2019	$ Change	% Change
Total Sales	$2,638	$(389)	$50		$(20)	$32	$2,311	$(327)	(12%)

Sales by Geographic Region
	Third Quarter 2019	Third Quarter 2018	$ Change		% Change
North America	$789	$849	$(60)		(7%)
Latin America	349	427	(78)		(18%)
EAME	396	574	(178)		(31%)
Asia/Pacific	645	688	(43)		(6%)
External Sales	2,179	2,538	(359)		(14%)
Inter-segment	132	100	32		32%
Total Sales	$2,311	$2,638	$(327)		(12%)

Segment Profit
	Third Quarter 2019	Third Quarter 2018	Change		% Change
Segment Profit	$311	$414	$(103)		(25%)
Segment Profit Margin	13.5%	15.7%	(2.2	pts)

Resource Industries’ total sales were $2.311 billion in the third quarter of 2019, a decrease of $327 million, or 12%, compared with $2.638 billion in the third quarter of 2018. The decrease was due to lower sales volume driven by the unfavorable impact from changes in dealer inventories, partially offset by higher end-user demand for equipment and favorable price realization. Dealers decreased inventories during the third quarter of 2019, compared with an increase in the third quarter of 2018. While commodity prices are generally supportive of reinvestment, the company believes mining customers are cautious due to economic uncertainty. Mining sales were also impacted by lower thermal coal prices. In addition, sales decreased for equipment supporting non-residential construction and quarry and aggregates driven by a reduction in dealer inventories.
Resource Industries’ profit was $311 million in the third quarter of 2019, a decrease of $103 million, or 25%, compared with $414 million in the third quarter of 2018. The decrease was primarily due to lower sales volume, partially offset by favorable price realization.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Third Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2019	$ Change	% Change
Total Sales	$5,555	$31	$11		$(57)	$(88)	$5,452	$(103)	(2%)

Sales by Application
	Third Quarter 2019	Third Quarter 2018	$ Change		% Change
Oil and Gas	$1,246	$1,362	$(116)		(9%)
Power Generation	1,123	1,102	21		2%
Industrial	980	863	117		14%
Transportation	1,213	1,250	(37)		(3%)
External Sales	4,562	4,577	(15)		—%
Inter-segment	890	978	(88)		(9%)
Total Sales	$5,452	$5,555	$(103)		(2%)

Segment Profit
	Third Quarter 2019	Third Quarter 2018	Change		% Change
Segment Profit	$1,021	$973	$48		5%
Segment Profit Margin	18.7%	17.5%	1.2	pts

Energy & Transportation’s total sales were $5.452 billion in the third quarter of 2019, a decrease of $103 million, or 2%, compared with $5.555 billion in the third quarter of 2018. Sales decreased primarily due to lower inter-segment engine sales.

▪
Oil and Gas – Sales decreased for reciprocating engines in North America primarily due to lower demand in well servicing applications. This was partially offset by higher sales of turbines and turbine-related services.

▪
Power Generation – Sales increased mostly due to higher deliveries in North America for large diesel reciprocating engines and turbines, partially offset by lower sales of reciprocating engines in EAME.

▪	Industrial – Sales improved primarily in EAME and Asia/Pacific driven by higher end-user demand.

▪	Transportation – Sales were lower primarily due to timing of locomotive deliveries.
Energy & Transportation’s profit was $1.021 billion in the third quarter of 2019, an increase of $48 million, or 5%, compared with $973 million in the third quarter of 2018. Lower sales volume, including an unfavorable mix of products, was more than offset by favorable other operating income/expense and SG&A/R&D expenses mostly due to a reduction in short-term incentive compensation expense.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Third Quarter 2019	Third Quarter 2018	$ Change	% Change
North America	$560	$559	$1	—%
Latin America	79	68	11	16%
EAME	102	101	1	1%
Asia/Pacific	124	117	7	6%
Total Revenues	$865	$845	$20	2%

Segment Profit
	Third Quarter 2019	Third Quarter 2018	Change	% Change
Segment Profit	$218	$201	$17	8%

Financial Products’ segment revenues were $865 million in the third quarter of 2019, an increase of $20 million, or 2%, from the third quarter of 2018. The increase was primarily due to higher average financing rates in North America and Asia/Pacific, partially offset by an unfavorable impact due to the absence of fees associated with an intercompany credit facility in North America.
Financial Products’ segment profit was $218 million in the third quarter of 2019, up 8% compared with $201 million in the third quarter of 2018. The favorable change was primarily due to an increase in net yield on average earning assets and a decrease in the provision for credit losses at Cat Financial, partially offset by unfavorable impacts from higher SG&A expenses, the mark-to-market on equity securities in Insurance Services and the absence of the intercompany credit facility.
At the end of the third quarter of 2019, past dues at Cat Financial were 3.19%, compared with 3.47% at the end of the third quarter of 2018. Write-offs, net of recoveries, were $103 million for the third quarter of 2019, compared with $40 million for the third quarter of 2018. The increase in write-offs, net of recoveries, was primarily driven by Caterpillar Power Finance, concentrated in the marine portfolio, and EAME, mostly in the Middle East. As of September 30, 2019, Cat Financial's allowance for credit losses totaled $434 million, or 1.57% of finance receivables, compared with $523 million, or 1.81% of finance receivables at June 30, 2019. The allowance for credit losses at year-end 2018 was $511 million, or 1.80% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $342 million in the third quarter of 2019, a decrease of $59 million from the third quarter of 2018, primarily due to lower restructuring costs.
Dealer Inventories and Order Backlog
Dealers decreased machine and engine inventories about $400 million during the third quarter of 2019, compared with an increase of about $800 million during the third quarter of 2018, led by Construction Industries and Resource Industries.
At the end of the third quarter of 2019, the order backlog was $14.6 billion, about $400 million lower than the second quarter of 2019.

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Notes

–	Glossary of terms is included on the Caterpillar website at http://www.caterpillar.com/investors/.

–	Information on non-GAAP financial measures is included in the appendix on page 21.

–
Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Wednesday, October 23, 2019, to discuss its 2019 third-quarter financial results. The accompanying slides will be available before the webcast on the Caterpillar website at http://www.caterpillar.com/investors/events-and-presentations.

About Caterpillar
For more than 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2018 sales and revenues of $54.722 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three primary segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media.
Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events including natural disasters; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; and (xxvi) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
Machinery, Energy & Transportation
Caterpillar defines Machinery, Energy & Transportation as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis. Machinery, Energy & Transportation information relates to the design, manufacture and marketing of Caterpillar products. Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment. The nature of these businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company also believes this presentation will assist readers in understanding Caterpillar’s business. Pages 12-20 reconcile Machinery, Energy & Transportation with Financial Products on the equity basis to Caterpillar Inc. consolidated financial information.
Caterpillar’s latest financial results and outlook are also available online:
http://www.caterpillar.com/en/investors.html
http://www.caterpillar.com/en/investors/quarterly-results.html (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Jennifer Driscoll, 224-551-4382 or Driscoll_Jennifer@cat.com
Caterpillar media contact: Kate Kenny, 224-551-4133 or Kenny_Kate@cat.com

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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales and revenues:
Sales of Machinery, Energy & Transportation	$11,974	$12,763	$38,369	$38,192
Revenues of Financial Products	784	747	2,287	2,188
Total sales and revenues	12,758	13,510	40,656	40,380

Operating costs:
Cost of goods sold	8,569	9,022	27,513	27,010
Selling, general and administrative expenses	1,251	1,299	3,879	4,015
Research and development expenses	431	479	1,307	1,384
Interest expense of Financial Products	189	185	571	533
Other operating (income) expenses	298	390	946	1,028
Total operating costs	10,738	11,375	34,216	33,970

Operating profit	2,020	2,135	6,440	6,410

Interest expense excluding Financial Products	103	102	309	305
Other income (expense)	88	102	316	350

Consolidated profit before taxes	2,005	2,135	6,447	6,455

Provision (benefit) for income taxes	518	415	1,470	1,377
Profit of consolidated companies	1,487	1,720	4,977	5,078

Equity in profit (loss) of unconsolidated affiliated companies	7	7	20	21

Profit of consolidated and affiliated companies	1,494	1,727	4,997	5,099

Less: Profit (loss) attributable to noncontrolling interests	—	—	2	—

Profit [1]	$1,494	$1,727	$4,995	$5,099

Profit per common share	$2.69	$2.92	$8.84	$8.57
Profit per common share — diluted [2]	$2.66	$2.88	$8.75	$8.45

Weighted-average common shares outstanding (millions)
– Basic	556.3	592.1	565.2	595.3
– Diluted [2]	561.2	599.4	570.8	603.8

[1]	Profit attributable to common shareholders.
[2]	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.

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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and short-term investments	$7,906	$7,857
Receivables – trade and other	8,275	8,802
Receivables – finance	9,192	8,650
Prepaid expenses and other current assets	1,607	1,765
Inventories	12,180	11,529
Total current assets	39,160	38,603

Property, plant and equipment – net	12,842	13,574
Long-term receivables – trade and other	1,193	1,161
Long-term receivables – finance	12,412	13,286
Noncurrent deferred and refundable income taxes	1,372	1,439
Intangible assets	1,630	1,897
Goodwill	6,142	6,217
Other assets	3,242	2,332
Total assets	$77,993	$78,509

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$—
-- Financial Products	4,268	5,723
Accounts payable	6,141	7,051
Accrued expenses	3,727	3,573
Accrued wages, salaries and employee benefits	1,518	2,384
Customer advances	1,309	1,243
Dividends payable	—	495
Other current liabilities	2,188	1,919
Long-term debt due within one year:
-- Machinery, Energy & Transportation	25	10
-- Financial Products	8,025	5,820
Total current liabilities	27,201	28,218

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,134	8,005
-- Financial Products	16,454	16,995
Liability for postemployment benefits	5,900	7,455
Other liabilities	4,311	3,756
Total liabilities	63,000	64,429

Shareholders’ equity
Common stock	5,951	5,827
Treasury stock	(23,693)	(20,531)
Profit employed in the business	34,477	30,427
Accumulated other comprehensive income (loss)	(1,783)	(1,684)
Noncontrolling interests	41	41
Total shareholders’ equity	14,993	14,080
Total liabilities and shareholders’ equity	$77,993	$78,509

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Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Nine Months Ended September 30,
	2019	2018
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,997	$5,099
Adjustments for non-cash items:
Depreciation and amortization	1,933	2,065
Other	627	630
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	427	(725)
Inventories	(676)	(1,822)
Accounts payable	(669)	496
Accrued expenses	114	(32)
Accrued wages, salaries and employee benefits	(858)	(418)
Customer advances	169	59
Other assets – net	3	394
Other liabilities – net	(1,589)	(1,271)
Net cash provided by (used for) operating activities	4,478	4,475
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(723)	(921)
Expenditures for equipment leased to others	(1,133)	(1,208)
Proceeds from disposals of leased assets and property, plant and equipment	812	732
Additions to finance receivables	(9,453)	(9,092)
Collections of finance receivables	9,144	8,032
Proceeds from sale of finance receivables	183	416
Investments and acquisitions (net of cash acquired)	(6)	(357)
Proceeds from sale of businesses and investments (net of cash sold)	3	14
Proceeds from sale of securities	281	363
Investments in securities	(425)	(417)
Other – net	(37)	24
Net cash provided by (used for) investing activities	(1,354)	(2,414)
Cash flow from financing activities:
Dividends paid	(1,564)	(1,444)
Common stock issued, including treasury shares reissued	59	292
Common shares repurchased	(3,283)	(2,000)
Proceeds from debt issued (original maturities greater than three months)	8,827	7,073
Payments on debt (original maturities greater than three months)	(6,062)	(5,642)
Short-term borrowings – net (original maturities three months or less)	(1,006)	(465)
Other – net	(2)	(32)
Net cash provided by (used for) financing activities	(3,031)	(2,218)
Effect of exchange rate changes on cash	(47)	(117)
Increase (decrease) in cash and short-term investments and restricted cash	46	(274)
Cash and short-term investments and restricted cash at beginning of period	7,890	8,320
Cash and short-term investments and restricted cash at end of period	$7,936	$8,046

All short-term investments, which consist primarily of highly liquid investments with original maturities of three months or less, are considered to be cash equivalents.

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Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$11,974	$11,974	$—	$—
Revenues of Financial Products	784	—	920	(136)	[2]
Total sales and revenues	12,758	11,974	920	(136)

Operating costs:
Cost of goods sold	8,569	8,569	—	—
Selling, general and administrative expenses	1,251	1,095	163	(7)	[3]
Research and development expenses	431	431	—	—
Interest expense of Financial Products	189	—	198	(9)	[4]
Other operating (income) expenses	298	(9)	320	(13)	[3]
Total operating costs	10,738	10,086	681	(29)

Operating profit	2,020	1,888	239	(107)

Interest expense excluding Financial Products	103	103	—	—
Other income (expense)	88	(27)	8	107	[5]

Consolidated profit before taxes	2,005	1,758	247	—

Provision (benefit) for income taxes	518	457	61	—
Profit of consolidated companies	1,487	1,301	186	—

Equity in profit (loss) of unconsolidated affiliated companies	7	7	—	—
Equity in profit of Financial Products’ subsidiaries	—	180	—	(180)	[6]

Profit of consolidated and affiliated companies	1,494	1,488	186	(180)

Less: Profit (loss) attributable to noncontrolling interests	—	(6)	6	—

Profit [7]	$1,494	$1,494	$180	$(180)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

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Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2018
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,763	$12,763	$—	$—
Revenues of Financial Products	747	—	867	(120)	[2]
Total sales and revenues	13,510	12,763	867	(120)

Operating costs:
Cost of goods sold	9,022	9,022	—	—
Selling, general and administrative expenses	1,299	1,135	169	(5)	[3]
Research and development expenses	479	479	—	—
Interest expense of Financial Products	185	—	194	(9)	[4]
Other operating (income) expenses	390	63	333	(6)	[3]
Total operating costs	11,375	10,699	696	(20)

Operating profit	2,135	2,064	171	(100)

Interest expense excluding Financial Products	102	114	—	(12)	[4]
Other income (expense)	102	(5)	19	88	[5]

Consolidated profit before taxes	2,135	1,945	190	—

Provision (benefit) for income taxes	415	376	39	—
Profit of consolidated companies	1,720	1,569	151	—

Equity in profit (loss) of unconsolidated affiliated companies	7	7	—	—
Equity in profit of Financial Products’ subsidiaries	—	145	—	(145)	[6]

Profit of consolidated and affiliated companies	1,727	1,721	151	(145)

Less: Profit (loss) attributable to noncontrolling interests	—	(6)	6	—

Profit [7]	$1,727	$1,727	$145	$(145)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$38,369	$38,369	$—	$—
Revenues of Financial Products	2,287	—	2,684	(397)	[2]
Total sales and revenues	40,656	38,369	2,684	(397)

Operating costs:
Cost of goods sold	27,513	27,515	—	(2)	[3]
Selling, general and administrative expenses	3,879	3,324	564	(9)	[3]
Research and development expenses	1,307	1,307	—	—
Interest expense of Financial Products	571	—	599	(28)	[4]
Other operating (income) expenses	946	2	974	(30)	[3]
Total operating costs	34,216	32,148	2,137	(69)

Operating profit	6,440	6,221	547	(328)

Interest expense excluding Financial Products	309	318	—	(9)	[4]
Other income (expense)	316	(71)	68	319	[5]

Consolidated profit before taxes	6,447	5,832	615	—

Provision (benefit) for income taxes	1,470	1,294	176	—
Profit of consolidated companies	4,977	4,538	439	—

Equity in profit (loss) of unconsolidated affiliated companies	20	20	—	—
Equity in profit of Financial Products’ subsidiaries	—	422	—	(422)	[6]

Profit of consolidated and affiliated companies	4,997	4,980	439	(422)

Less: Profit (loss) attributable to noncontrolling interests	2	(15)	17	—

Profit [7]	$4,995	$4,995	$422	$(422)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2018
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$38,192	$38,192	$—	$—
Revenues of Financial Products	2,188	—	2,527	(339)	[2]
Total sales and revenues	40,380	38,192	2,527	(339)

Operating costs:
Cost of goods sold	27,010	27,010	—	—
Selling, general and administrative expenses	4,015	3,445	581	(11)	[3]
Research and development expenses	1,384	1,384	—	—
Interest expense of Financial Products	533	—	558	(25)	[4]
Other operating (income) expenses	1,028	100	949	(21)	[3]
Total operating costs	33,970	31,939	2,088	(57)

Operating profit	6,410	6,253	439	(282)

Interest expense excluding Financial Products	305	337	—	(32)	[4]
Other income (expense)	350	76	24	250	[5]

Consolidated profit before taxes	6,455	5,992	463	—

Provision (benefit) for income taxes	1,377	1,274	103	—
Profit of consolidated companies	5,078	4,718	360	—

Equity in profit (loss) of unconsolidated affiliated companies	21	21	—	—
Equity in profit of Financial Products’ subsidiaries	—	345	—	(345)	[6]

Profit of consolidated and affiliated companies	5,099	5,084	360	(345)

Less: Profit (loss) attributable to noncontrolling interests	—	(15)	15	—

Profit [7]	$5,099	$5,099	$345	$(345)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

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Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,997	$4,980	$439	$(422)	[2]
Adjustments for non-cash items:
Depreciation and amortization	1,933	1,283	650	—
Undistributed profit of Financial Products	—	(422)	—	422	[3]
Other	627	395	(111)	343	[4]
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	427	125	(16)	318	[4,5]
Inventories	(676)	(702)	—	26	[4]
Accounts payable	(669)	(651)	6	(24)	[4]
Accrued expenses	114	105	11	(2)	[4]
Accrued wages, salaries and employee benefits	(858)	(865)	7	—
Customer advances	169	171	—	(2)	[4]
Other assets – net	3	(47)	47	3	[4]
Other liabilities – net	(1,589)	(1,740)	144	7	[4]
Net cash provided by (used for) operating activities	4,478	2,632	1,177	669
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(723)	(709)	(14)	—
Expenditures for equipment leased to others	(1,133)	(21)	(1,151)	39	[4]
Proceeds from disposals of leased assets and property, plant and equipment	812	149	766	(103)	[4]
Additions to finance receivables	(9,453)	—	(10,633)	1,180	[5]
Collections of finance receivables	9,144	—	10,166	(1,022)	[5]
Net intercompany purchased receivables	—	—	763	(763)	[5]
Proceeds from sale of finance receivables	183	—	183	—
Net intercompany borrowings	—	721	1	(722)	[6]
Investments and acquisitions (net of cash acquired)	(6)	(6)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	3	3	—	—
Proceeds from sale of securities	281	16	265	—
Investments in securities	(425)	(16)	(409)	—
Other – net	(37)	1	(38)	—
Net cash provided by (used for) investing activities	(1,354)	138	(101)	(1,391)
Cash flow from financing activities:
Dividends paid	(1,564)	(1,564)	—	—
Common stock issued, including treasury shares reissued	59	59	—	—
Common shares repurchased	(3,283)	(3,283)	—	—
Net intercompany borrowings	—	(1)	(721)	722	[6]
Proceeds from debt issued > 90 days	8,827	1,479	7,348	—
Payments on debt > 90 days	(6,062)	(8)	(6,054)	—
Short-term borrowings – net < 90 days	(1,006)	—	(1,006)	—
Other – net	(2)	(2)	—	—
Net cash provided by (used for) financing activities	(3,031)	(3,320)	(433)	722
Effect of exchange rate changes on cash	(47)	(38)	(9)	—
Increase (decrease) in cash and short-term investments and restricted cash	46	(588)	634	—
Cash and short-term investments and restricted cash at beginning of period	7,890	6,994	896	—
Cash and short-term investments and restricted cash at end of period	$7,936	$6,406	$1,530	$—

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ profit after tax due to equity method of accounting.
[3]	Elimination of non-cash adjustment for the undistributed earnings from Financial Products.
[4]	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
[5]	Reclassification of Financial Products' cash flow activity from investing to operating for receivables that arose from the sale of inventory.
[6]	Elimination of net proceeds and payments to/from Machinery, Energy & Transportation and Financial Products.

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Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2018
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$5,099	$5,084	$360	$(345)	[2]
Adjustments for non-cash items:
Depreciation and amortization	2,065	1,410	655	—
Undistributed profit of Financial Products	—	(345)	—	345	[3]
Other	630	327	36	267	[4]
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(725)	19	(33)	(711)	[4,5]
Inventories	(1,822)	(1,774)	—	(48)	[4]
Accounts payable	496	544	(55)	7	[4]
Accrued expenses	(32)	(63)	31	—
Accrued wages, salaries and employee benefits	(418)	(403)	(15)	—
Customer advances	59	59	—	—
Other assets – net	394	343	(9)	60	[4]
Other liabilities – net	(1,271)	(1,321)	110	(60)	[4]
Net cash provided by (used for) operating activities	4,475	3,880	1,080	(485)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(921)	(822)	(99)	—
Expenditures for equipment leased to others	(1,208)	(23)	(1,258)	73	[4]
Proceeds from disposals of leased assets and property, plant and equipment	732	122	632	(22)	[4]
Additions to finance receivables	(9,092)	—	(10,151)	1,059	[5,7]
Collections of finance receivables	8,032	—	9,135	(1,103)	[5]
Net intercompany purchased receivables	—	—	(484)	484	[5]
Proceeds from sale of finance receivables	416	—	416	—
Net intercompany borrowings	—	66	—	(66)	[6]
Investments and acquisitions (net of cash acquired)	(357)	(357)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	14	20	—	(6)	[7]
Proceeds from sale of securities	363	154	209	—
Investments in securities	(417)	(21)	(396)	—
Other – net	24	25	(2)	1	[8]
Net cash provided by (used for) investing activities	(2,414)	(836)	(1,998)	420
Cash flow from financing activities:
Dividends paid	(1,444)	(1,444)	—	—
Common stock issued, including treasury shares reissued	292	292	1	(1)	[8]
Common shares repurchased	(2,000)	(2,000)	—	—
Net intercompany borrowings	—	—	(66)	66	[6]
Proceeds from debt issued > 90 days	7,073	47	7,026	—
Payments on debt > 90 days	(5,642)	(6)	(5,636)	—
Short-term borrowings – net < 90 days	(465)	14	(479)	—
Other – net	(32)	(32)	—	—
Net cash provided by (used for) financing activities	(2,218)	(3,129)	846	65
Effect of exchange rate changes on cash	(117)	(106)	(11)	—
Increase (decrease) in cash and short-term investments and restricted cash	(274)	(191)	(83)	—
Cash and short-term investments and restricted cash at beginning of period	8,320	7,416	904	—
Cash and short-term investments and restricted cash at end of period	$8,046	$7,225	$821	$—

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ profit after tax due to equity method of accounting.
[3]	Elimination of non-cash adjustment for the undistributed earnings from Financial Products.
[4]	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
[5]	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
[6]	Elimination of net proceeds and payments to/from Machinery, Energy & Transportation and Financial Products.
[7]	Elimination of proceeds received from Financial Products related to Machinery, Energy & Transportation's sale of businesses and investments.
[8]	Elimination of change in investment and common stock related to Financial Products.

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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
Adjusted Profit Per Share
The company believes it is important to separately quantify the profit impact of three significant items in order for the company’s results to be meaningful to readers. These items consist of (i) a discrete tax benefit related to U.S. tax reform in the first quarter of 2019, (ii) restructuring costs in 2018, which were incurred to generate longer-term benefits and (iii) a net tax benefit to adjust deferred tax balances in the third quarter of 2018. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2019, excluding a mark-to-market gain or loss for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted profit per share to the most directly comparable GAAP measure, diluted profit per share, are as follows:

	Third Quarter		Full-Year Outlook
	2018	2019	Previous[1]	Current[2]
Profit per share	$2.88	$2.66	$12.06-$13.06	$10.90-$11.40
Per share U.S. tax reform impact	—	—	($0.31)	($0.31)
Per share restructuring costs[3]	$0.14	—	—	—
Per share deferred tax balance adjustment	($0.16)	—	—	—
Adjusted profit per share	$2.86	$2.66	$11.75-$12.75	$10.59-$11.09

[1] Profit per share outlook range as of July 24, 2019.
[2] Profit per share outlook range as of October 23, 2019.
[3] 2018 restructuring costs at an estimated annual tax rate of 24%. 2019 restructuring costs are not material.

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